UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Nevada	001-37823	99-0360497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (858) 350-4364

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMPI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously reported in a Current Report on Form 8-K filed on August 1, 2019, which is incorporated herein by reference, DelMar Pharmaceuticals, Inc. (the “Company”) received notification from Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm, that E&Y has declined to stand for re-appointment as the Company’s independent registered public accounting firm as a result of the relocation of the Company’s headquarters from Vancouver, British Columbia, Canada, to San Diego, California. Accordingly, on September 30, 2019 E&Y resigned as the Company’s independent registered public accounting firm.

Upon approval of the Board of Directors of the Company (the “Board”) and the Audit Committee of the Board, Marcum LLP (“Marcum”) was engaged, effective September 30, 2019, to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020.

E&Y’s report on the Company’s consolidated financial statements for the fiscal year ended June 30, 2018 contained a paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern. E&Y’s reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended June 30, 2019 and June 30, 2018 did not contain an adverse opinion or a disclaimer of opinion, and neither such report was qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended June 30, 2019 and June 30, 2018, and the subsequent period through September 30, 2019, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the financial statements for such years, and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, except as described below.

During the audit for the year ended June 30, 2019, a material weakness in the design and operating effectiveness of our internal controls over financial reporting was identified relating to inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions. During the audit for the year ended June 30, 2018, a material weakness in internal control over financial reporting was identified relating to inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions.

During the Company’s two most recent fiscal years, which ended June 30, 2019 and June 30, 2018, and the subsequent interim period through September 30, 2019, neither the Company nor any person on its behalf has consulted Marcum with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided E&Y with a copy of the above disclosures. A copy of E&Y’s letter to the U.S. Securities and Exchange Commission required by Item 304(a) of Regulation S-K is included as Exhibit 16.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated October 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: October 1, 2019	By:	/s/ Scott Praill
Name: Scott Praill Title: Chief Financial Officer